Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated July 28, 2015 relating to the financial statements of AB Municipal Income Fund II (formerly known as AllianceBernstein Municipal Income Fund II) (comprising, respectively the Arizona Portfolio, Massachusetts Portfolio, Michigan Portfolio, Minnesota Portfolio, New Jersey Portfolio, Ohio Portfolio, Pennsylvania Portfolio, and Virginia Portfolio) for the period ended May 31, 2015, which is incorporated by reference in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A No. 33-60560) of AB Municipal Income Fund II.


                                                          /s/ ERNST & YOUNG LLP



New York, New York
September 28, 2015